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                                                                 EXHIBIT (99)(a)

PROXY


                                 SAN BENITO BANK

                         SPECIAL MEETING OF SHAREHOLDERS
                             to be held June 20, 2000

                      THIS REVOCABLE PROXY IS SOLICITED BY

                    THE BOARD OF DIRECTORS OF SAN BENITO BANK


         The undersigned shareholder of San Benito Bank, a California banking corporation ("San Benito"), hereby appoints _______________ and _______________ (the "Proxies"), and either of them, with full power to act alone and with full power of substitution and revocation, as proxies of the undersigned to attend the Special Meeting of Shareholders of San Benito Bank to be held at San Benito Bank, 300 Tres Pinos Road, Hollister, California, on Tuesday, June 20, 2000, at 5:00 p.m. local time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present upon the following items and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

1. ACQUISITION. To adopt and approve the Agreement and Plan of Reorganization, dated February 3, 2000, by and between San Benito Bank and Pacific Capital Bancorp ("Pacific Capital"), and an Agreement and Plan of Merger between San Benito and Interim San Benito, Inc., a wholly owned subsidiary of Pacific Capital, and joined in by Pacific Capital, and the transactions contemplated thereby, including the acquisition of San Benito bank by Pacific Capital as a result of the merger of Interim San Benito, Inc. with and into San Benito.


             [   ] For                 [   ] Against              [   ] Abstain


2. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting and at any and all adjournments thereof, including matters incidental to the conduct of the Special Meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of San Benito Bank or the Board of Directors at the Special Meeting.

         The undersigned hereby ratifies and confirms all that said Proxies, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of said Special Meeting of Shareholders and the Proxy Statement Prospectus accompanying it.


         THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE, OR IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ABOVE.







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         Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide full corporate name and name and capacity of the authorized officer signing on behalf of such corporation. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.

I/We do [___]   - OR -   I/We do not [___]   plan to attend the Special Meeting.


Dated:_________________________, 2000



                               Signature:____________________________


                               Signature:____________________________
                                             (If held jointly)


SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.